UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

Double Eagle Petroleum Co.
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 794-8445

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 6, 2009, the Registration Statement on Form S-4 (the “Registration Statement”) filed by Double Eagle Petroleum Co. (“Double Eagle”) in connection with its proposed merger with Petrosearch Energy Corporation (“Petrosearch”) became effective. Immediately thereafter, Double Eagle filed the corresponding prospectus (the “Prospectus”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

On July 23, 2009, Petrosearch issued a press release entitled “Petrosearch Retains Georgeson Inc.” The press release is attached as Exhibit 99.1 hereto. On July 23, 2009, Petrosearch retained Georgeson Inc. to assist with the solicitation of proxies from banks, brokers, institutional investors and hedge funds for an estimated fee of approximately $26,000, in addition to the payment of certain fees and expenses, in connection with the proposed merger with Double Eagle to be voted upon by the Petrosearch stockholders at an August 4, 2009 special meeting.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 8.01 to this Current Report on Form 8-K shall be deemed incorporated by reference into the Registration Statement and Prospectus.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Title

99.1	Press Release, dated July 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUBLE EAGLE PETROLEUM CO.

Date: July 23, 2009	By:	/s/Kurtis Hooley
Name: Kurtis Hooley Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press Release, dated July 23, 2009